UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 2, 2008

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2008, the Altairnano 2008 Incentive Bonus Plan (the “Plan”) of Altair Nanotechnologies Inc. (the "Company") was finalized and approved by the Compensation, Nominations and Corporate Governance Committee of the Company.  All full time employees of the Company, including executive officers, are eligible for bonus awards under the Plan if applicable performance targets are met.

Under the Plan, employees are entitled to a “target bonus” equal to between 15% and 80% of their total salaries, with the potential bonus percentage being tied to the employee’s position at the Company, if certain performance targets are met.  The target bonus for the Company’s Chief Executive Officer is 80% of his base salary.  For all other executive officers of the Company, the target bonus is 60% of his base salary.

For non-executive employees, the targets are 50% based upon individual performance and 50% based upon company performance.  For executive officers, the targets are 100% based upon Company performance.

The Company targets for 2008 include total revenue (25% weighting), order backlog as of year end (25%), cash at year end excluding cash from new stock issuances (45% weighting) and a safety measure (5% weighting).   Under the Plan, if the weighted performance percentage for an employee is less than 100% of the target, the employee is not entitled to any bonus.  At 100%, the employee is entitled to a bonus equal to his or her target bonus. If the weighted performance percentage for an employee is above 100%, the employee is entitle to a bonus in an amount equal to the product of a bonus multiplier (capped at 150% for weighted performance results at 125% of target) multiplied by the employee’s target bonus.

Bonuses are paid in cash for certain entry-level employees and are paid 60% in cash and 40% in stock for mid-level and executive employees.  The Company’s Board of Directors retains discretion to award bonuses above, and below, the bonus amount dictated by the Plan.

The description of the Plan set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying Plan document.  The summary set forth above is qualified by the terms and conditions of the Plan document attached as Exhibit 10.1 to this Current Report.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

10.1           Altairnano 2008 Incentive Bonus Plan Document*

*Certain confidential portions of this exhibit were omitted.  This exhibit, with the omitted information, has been filed separately with the SEC pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: July 8, 2008	By:	/s/ John Fallini
John Fallini
Chief Financial Officer